UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	Dec 11, 2014

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Road, Suite 205, Blaine, WA, USA	98230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into Material Definitive Agreements

ITEM 3.02  Unregistered Sales of Equity Securities

On Dec 11, 2014 our company closed a private placement under which it sold 490,000 investment units for gross and  net  proceeds of  $490,000. Each investment unit consisted of one common share of our company’s stock and one half-warrant. Each whole warrant is exercisable at $1.25 per share and are valid for three years from issue. Additionally, the warrants are subject to anti-dilution provisions for the first six months from issuance and are exercisable for an additional 24 months in the case that our underlying common shares to the warrants are not registered on a registration statement on a Form S-1 within the next 24 months from closing.

No financing fees are payable in cash associated with this private placement and 60,000 financing warrants will be issued on the same terms as those in the investment units.

On Dec 11, 2014, we issued an aggregate of 460,000 shares of the private placements to 8 persons pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

On Dec 11, 2014, we issued an aggregate of 30,000 shares of the private placement to 2 non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

With the exception of the shares to be issued on exercise of the warrants, the securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
CFO and Director

Date:	December 11, 2014